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Exhibit 32.2

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

        The undersigned, the Chief Financial Officer of TransMontaigne GP L.L.C., a Delaware limited liability company and general partner of TransMontaigne Partners L.P. (the "Company"), hereby certifies that, to his knowledge on the date hereof:

  (a)
  the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2011, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, other than the omission of "Item 6. Selected Financial Data," "Item 7. Management's Discussion and Analysis," "Item 7A. Quantitative and Qualitative Disclosures About Market Risks," "Item 8. Financial Statements and Supplementary Data," "Item 9A. Controls and Procedures," "Item 14. Principal Accounting Fees and Services," "Exhibit 23.1" and the exclusion of certain items in "Exhibit 31.1" and "Exhibit 31.2" and the modification to this Exhibit 32.2 and to "Exhibit 32.1," as more fully explained in the Explanatory Note to the Report; and

  (b)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ FREDERICK W. BOUTIN Frederick W. Boutin Chief Financial Officer
March 13, 2012

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  Exhibit 32.2
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)